Exhibit 10.2

THIRD AMENDMENT
TO
THE SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

This THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 26, 2012, is entered into by and among the following parties:

(i)	ANR RECEIVABLES FUNDING, LLC, a Delaware limited liability company (the “Seller”);

(ii)	ALPHA NATURAL RESOURCES, LLC, a Delaware limited liability company, as Servicer (the “Servicer”);

(iii)	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Participant and as a Purchaser Agent;

(iv)	MARKET STREET FUNDING LLC, a Delaware limited liability company, as a Related Committed Purchaser and as a Conduit Purchaser; and

(v)	PNC BANK, NATIONAL ASSOCIATION, as LC Bank, as an LC Participant, as a Purchaser Agent and as Administrator.

Capitalized terms used but not otherwise defined herein (including such terms used in the foregoing preamble) have the respective meanings assigned thereto in the Receivables Purchase Agreement defined below.

BACKGROUND

1. The parties hereto have entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).

2. The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement.  The Receivables Purchase Agreement is hereby amended as follows:

1.1 Section 4.3 of the Receivables Purchase Agreement is amended by replacing the phrase “Upon the occurrence and during the continuance of a Termination Event” where it appears in the second sentence of such Section with the phrase “Upon the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event”.

1.2 The following defined terms and definitions thereof are added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:

“Leverage Ratio” has the meaning assigned to such term in the Credit Agreement, as amended by Amendment No.1 thereto dated as of June 26, 2012, but without giving effect to any other amendment, supplement, modification or waiver of such definition (or any defined term used directly or indirectly in such definition) to which the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents have not consented in writing.

“Monthly Information Package” means a report, in substantially the form of Annex A-1 to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to the Agreement, reflective of the Receivables Pool as of the end of the most recently completed calendar month.

“Senior Secured Leverage Ratio” has the meaning assigned to such term in the Credit Agreement, as amended by Amendment No.1 thereto dated as of June 26, 2012, but without giving effect to any other amendment, supplement, modification or waiver of such definition (or any defined term used directly or indirectly in such definition) to which the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents have not consented in writing.

“Weekly Information Package” means a report, in substantially the form of Annex A-2 to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to the Agreement, reflective of the Receivables Pool as of the end of business on the most recent Friday.

1.3 The definition of “Information Package” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:

“Information Package” means each Monthly Information Package and each Weekly Information Package.

1.4 Section 1(a)(ii) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:

(ii)           Information Packages.  (A) As soon as available and in any event not later than two Business Days prior to the Settlement Date, a Monthly Information Package as of the most recently completed calendar month, and (B) if required pursuant to the following proviso, not later than the second Business Day of each week, a Weekly Information Package as of the end of business on the most recent Friday; provided, that the Administrator or any Purchaser Agent may, in the exercise of reasonable commercial discretion (including, without limitation, following a material degradation of the financial condition or creditworthiness of the Performance Guarantor or the occurrence of an Unmatured Termination Event), by ten days’ prior written notice to the Seller and the Servicer, require the Seller and the Servicer to deliver Weekly Information Packages on a weekly basis pursuant to clause (B) above and Section 2(a)(i) of this Exhibit IV.

1.5 Section 2(a)(i) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:

(ii)           Information Packages.  (A) As soon as available and in any event not later than two Business Days prior to the Settlement Date, a Monthly Information Package as of the most recently completed calendar month, and (B) if required pursuant to the following proviso, not later than the second Business Day of each week, a Weekly Information Package as of the end of business on the most recent Friday; provided, that the Administrator or any Purchaser Agent may, in the exercise of reasonable commercial discretion (including, without limitation, following a material degradation of the financial condition or creditworthiness of the Performance Guarantor or the occurrence of an Unmatured Termination Event), by ten days’ prior written notice to the Seller and the Servicer, require the Seller and the Servicer to deliver Weekly Information Packages on a weekly basis pursuant to clause (B) above and Section 1(a)(ii) of this Exhibit IV.

1.6 Clause (m) in the list of Termination Events set forth in Exhibit V of the Receivables Purchase Agreement is replaced in its entirety with the following:

(m)           the Performance Guarantor’s Senior Secured Leverage Ratio as of the last day of any fiscal quarter ending during the period beginning on (and including) June 30, 2012 and ending on (and including) December 31, 2014 shall exceed 2.50 : 1.00; or

1.7 The following new clause (n) is added to the list of Termination Events set forth in Exhibit V of the Receivables Purchase Agreement:

(n)           the Performance Guarantor’s Leverage Ratio as of the last day of any fiscal quarter ending on the dates set forth below shall exceed the corresponding ratio set forth below for such fiscal quarter:

Fiscal Quarter Ending	Leverage Ratio
March 31, 2015	4.25 : 1.00
June 30, 2015	4.00 : 1.00
September 30, 2015 and thereafter	3.75 : 1.00

1.8 The form of Information Package attached as Annex A of the Receivables Purchase Agreement prior to giving effect to this Amendment shall hereafter constitute Annex A-1 of the Receivables Purchase Agreement, and Annex A-2 attached to this Amendment shall hereafter constitute Annex A-2 of the Receivables Purchase Agreement.

SECTION 2. Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, each Purchaser and each Purchaser Agent as follows:

(a) Representations and Warranties.  Both before and immediately after giving effect to this Amendment, the representations and warranties made by such Person under the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part.  This Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, (i) no Termination Event or Unmatured Termination Event exists or shall exist and (ii) the Purchase and Sale Termination Date (as defined in the Purchase and Sale Agreement) has not occurred.

SECTION 3. Effect of Amendment.  All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement or any other Transaction Document other than as set forth herein.

SECTION 4. Costs and Expenses.  The Seller agrees to pay on demand all costs and expenses of the Administrator, each Purchaser and each Purchaser Agent (including, without limitation, counsel fees and expenses) incurred in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby.

SECTION 5. Amendment is a Transaction Document.  For the avoidance of doubt, this Amendment shall constitute a Transaction Document for all purposes.

SECTION 6. Effectiveness.  This Amendment shall become effective as of the date hereof, upon receipt by the Administrator of:

(a) counterparts of  this Amendment (including facsimile or electronic copies) duly executed by each of the parties hereto;

(b) counterparts of  that certain amended and restated Purchaser Group Fee Letter (the “A&R Fee Letter”) being entered into as of the date hereof among the parties hereto in connection with this Amendment (including facsimile or electronic copies) duly executed by each of the parties thereto; and

(c) confirmation that the fees payable by the Seller on the date hereof pursuant to the A&R Fee Letter have been paid in full.

SECTION 7. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

SECTION 8. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 9. Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement, any other Transaction Document or any provision hereof or thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ANR RECEIVABLES FUNDING, LLC, as Seller

By:   /s/ Vaughn R. Groves
Name:  Vaughn R. Groves
Title:  Senior Vice President and Secretary

ALPHA NATURAL RESOURCES, LLC, as Servicer

By:   /s/ Frank J. Wood
Name:  Frank J. Wood
Title:  Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Participant and as a Purchaser Agent

By:    /s/ William P. Rutkowski
Name:  William P. Rutkowski
Title:  Vice President

MARKET STREET FUNDING LLC,
as a Related Committed Purchaser and as a Conduit Purchaser

By:    /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:    /s/ Robyn A. Reeher
Name:  Robyn A. Reeher
Title:  Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By:    /s/ Robyn A. Reeher
Name:  Robyn A. Reeher
Title:  Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group

By:    /s/ Robyn A. Reeher
Name:  Robyn A. Reeher
Title:  Vice President

Acknowledged and Agreed to by:

ALPHA NATURAL RESOURCES, INC., a Delaware corporation, as Performance Guarantor under that certain Second Amended and Restated Performance Guaranty, dated as of October 19, 2011

By:    /s/ Frank J. Wood
Name:  Frank J. Wood
Title:  Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary